Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned parties hereby agrees to file jointly the statement on Schedule 13D (including any amendments thereto) with respect to the Common Stock, $0.001 par value per share, of Fuer International, Inc. It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning another party unless such party knows or has reason to believe such information is inaccurate. It is understood and agreed that a copy of this agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments thereto, filed on behalf of the parties hereto.

Date: March 8, 2013

LI ZHANG

/s/ Li Zhang
Li Zhang

YUHUA LIU

/s/ Yuhua Liu
Yuhua Liu

ORIENTAL AGRICULTURE CO., LTD.

	By:	/s/ Li Zhang
Name: Li Zhang
Title: Sole Director

TRADE EVER HOLDINGS LIMITED

	By:	/s/ Xi Liu
Name: Xi Liu
Title: Sole Director

FAITH ORIGINS LIMITED

	By:	/s/ Li Guo Li
Name: Li Guo Li
Title: Sole Director

QIULI ZHAO

/s/ Qiuli Zhao
Qiuli Zhao

SHUXIAN LIU

/s/ Shuxian Liu
Shuxian Liu

HEPING GAO

/s/ Heping Gao
HepingGao

PINGFANG HAN

/s/ Pingfang Han
Pingfang Han

GUOBIN TAN

/s/ Guobin Tan
Guobin Tan

HAILONG CAO

/s/ Hailong Cao
Hailong Cao

JINQUAN SHI

/s/ Jinquan Shi
Jinquan Shi

ALLIED MERIT INTERNATIONAL INVESTMENT INC.

By:	/s/ Gang Liu
Name: Gang Liu
Title: Sole Director

VIRTUE WORLD LIMITED

By:	/s/ Liping Zhang
Name: Liping Zhang
Title: Sole Director

XIXIAN DONG

/s/ Xixian Dong
Xixian Dong

HOUYUN YANG

/s/ Houyun Yang
Houyun Yang

SHUNXIANG XUN

/s/ Shunxiang Xun
ShunxiangXun

XIULI HE

/s/ Xiuli He
Xiuli He

XIAOLING YU

/s/ Xiaoling Yu
Xiaoling Yu